UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017

Energy Recovery, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Dr. San Leandro, CA 94577

(Address if Principal Executive Offices)(Zip Code)

510-483-7370

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01     Regulation FD Disclosure

On June 19th, 2017, Energy Recovery, Inc. (the “Company”) hosted investors and analysts on a tour of its San Leandro facility. As part of the tour, investors witnessed a test of the VorTeqTM pressure exchanger device (the “PX”) operating in the Company’s in-house test loop. The test loop simulates and exposes a single PX to similar operating conditions that a single PX installed on the VorTeq would experience at a typical hydraulic fracturing site. In response to the test results from the 2016 milestone testing process, the foundation on which the PX is mounted now includes a vibration table that exposes the PX to frequencies resulting from system excitation at similar amplitudes to those encountered during previous milestone testing. Investors witnessed the Company pump a frac fluid containing 1.5 to 2.0 parts per gallon added of 30/50 frac sand, at a rate of over 7 barrels per minute, at pressures greater than 9000 psi while subjecting the PX to system excitation conditions similar to those discussed above.  Consistent with prior disclosure, the Company is encouraged by recent test results that endeavor to simulate milestone testing, yet is cognizant of the challenges associated with scaling to full production, field conditions.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2017

Energy Recovery, Inc.

By:	/s/ William Yeung
William Yeung
General Counsel